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                                                               Exhibit 5


                                  [LETTERHEAD]


                                February 3, 1997



Barnett Banks, Inc.
50 North Laura Street
Jacksonville, Florida  32202

     Re: Barnett Banks, Inc. Registration Statement Relating to 1,000,000 Shares of Common Stock Issuable pursuant to Employee Stock Purchase Plan

Ladies and Gentlemen:

     We refer to the registration statement (the "Registration Statement") of Barnett Banks, Inc. ("Barnett" or the "Company") on Form S-8 filed with the Securities and Exchange Commission on February 3, 1997, covering the registration under the Securities Act of 1933, as amended, of up to 1,000,000 shares (the "Shares") of common stock of Barnett, $2.00 par value. The Shares may be issued from time to time to participants in the Company's Employee Stock Purchase Plan (the "Plan").

     As counsel for the Company, we have examined the Registration Statement, and we are familiar with the proceedings taken by the Company relating to them. We have also examined the Amended and Restated Articles of Incorporation, as amended, and the Bylaws, as amended, of the Company, and such Barnett records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion.

     Based on the foregoing, it is our opinion that the issuance of the Shares has been duly and validly authorized by the Company and that the Shares, upon issuance in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

     We hereby consent to the use of our name in the Registration Statement as counsel for the Company who will pass upon the validity of the Shares and as having prepared this opinion and to the use of this opinion as an exhibit to the Registration Statement. We further consent to the use of our name as counsel for the Company and to the references to this firm in the Prospectus which constitutes part of the Registration Statement.

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Barnett Banks, Inc.
February 3, 1997
Page 2


     In giving this consent, we do not thereby admit that we came within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,



                                        MAHONEY ADAMS & CRISER, P.A.